EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-49758, 33-85744, 333-07541, and 333-85131 on Form S-8 and No. 333-69999 on Form S-3 of Abaxis, Inc. of our reports dated April 26, 2000, appearing in this Annual Report on Form 10-K of Abaxis, Inc. for the year ended March 31, 2000.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
June 27, 2000